Exhibit 5.1

May 17, 2013

MagneGas Corporation
150 Rainville Road
Tarpon Springs, FL 34689

Gentlemen:

We are acting as counsel for MagneGas Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof, pertaining to the proposed offer and sale from time to time of the following securities (the “Securities”) having an aggregate offering price of up to $20,000,000:

•
common stock, $0.001 par value per share (the “Common Stock”), of the Company issuable directly or in exchange for or upon conversion of Warrants (as defined below), or Preferred Stock (as defined below);

•	preferred stock, $0.001 par value per share (the “Preferred Stock”), of the Company issuable directly or in exchange for or upon conversion of Warrants or other Preferred Stock;

•	warrants of the Company (the “Warrants”) entitling the holders to purchase Common Stock, Preferred Stock, or other securities of the Company;

•	rights to purchase shares of Common Stock or Preferred Stock (the “Rights”); and

•	units (“Units”) comprised of any combination of Common Stock, Preferred Stock, and Warrants.

The Common Stock is to be issued under the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”). Each series of Preferred Stock is to be issued under the Certificate of Incorporation and a certificate of designation (a “Certificate of Designation”) to be approved by the board of directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the “DGCL”).  The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company, a warrant agent to be named by the Company (the “Warrant Agent”), and the holders from time to time of the Warrants. The Units are to be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Agreement”), to be entered into by the Company and the unit agent named therein. The Rights are to be issued under one or more rights agent agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Rights Agreement”), to be entered into by the Company and a bank, trust company or other financial institution to be identified therein as rights agents. The Certificate of Incorporation, each Certificate of Designation, each Warrant Agreement, each Unit Agreement, and each Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

You have provided us with a draft prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements thereto (each, a “Prospectus Supplement”) in connection with each offering of Securities. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

In our capacity as your counsel in connection with such registration, we have reviewed and are familiar with such documents, certificates, Corporate Proceedings and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation By-laws of the Company, as amended, and the Registration Statement (collectively, the “Constituent Documents”), and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal laws and the DGCL, in the manner presently proposed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.  In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

With respect to the Securities to be offered and sold by the Company, we have also assumed that (a) the Registration Statement shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities, and such Securities shall have been issued and sold in accordance with the terms set forth in such Prospectus Supplement; (b) such Securities, as issued and delivered, do not violate any law, rule or regulation applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (c) such Securities, as issued and delivered, comply with any requirements and restrictions imposed by any court or governmental or regulatory body applicable to the Company; (d) at the time of any offering or sale of any Securities, there shall be a sufficient number of shares of Common Stock or Preferred Stock, authorized and unissued under the Certificate, and not otherwise reserved for issuance; (e) at the time of issuance or sale of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware, and, in the case of Securities, the Company shall have the necessary corporate power for such issuance; (f) any definitive purchase, underwriting or similar agreement with respect to any Securities, if applicable, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (g) certificates representing the Securities, if any, shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents, and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, against payment therefor in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL, in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, or similar agreement approved by the Company; and (h) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.
with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, and (d) in the case of Preferred Stock issuable in exchange for or upon conversion or exercise of other Preferred Stock, Warrant, Unit or Right, the issuance and delivery of such Preferred Stock upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of other Preferred Stock, Warrant, Unit or Right referred to in paragraph 2, paragraph 3, paragraph 4, or paragraph 5 (as the case may be), such Preferred Stock will be duly and validly issued, fully paid and nonassessable;

2.
with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (c) in the case of Common Stock issuable in exchange for or upon conversion or exercise of, other Preferred Stock, Warrant, Unit or Right, the issuance and delivery of such Common Stock upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Preferred Stock, Warrant, Unit or Right referred to in paragraph 1, this paragraph 2, paragraph 3, paragraph 4, or paragraph 5 (as the case may be), such Common Stock will be duly and validly issued, fully paid and nonassessable;

3.
with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Warrants, (b) the due authorization, execution and delivery of a Warrant Agreement, (c) the preparation and due execution and delivery of the related Warrants, (d) the due authentication of the related Warrants by the Warrant Agent, and (e) in the case of Warrants issuable in exchange for or upon conversion or exercise of Preferred Stock, other Warrant, Unit or Right, the issuance and delivery of such Warrant Agreement upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Preferred Stock, Warrant, Unit or Right referred to in paragraph 1,  this paragraph 3, paragraph 4, or paragraph 5 (as the case may be), such Warrant Agreement will be a valid and binding obligation of the Company and the Warrants will be valid and binding obligations of the Company;

4.
with respect to any Units, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Units, (b) the due authorization, execution and delivery of a Unit Agreement, (c) the Securities underlying such Units have been deposited with the applicable unit agent and (d) in the case of Units issuable in exchange for or upon conversion or exercise of Preferred Stock, Warrant, other Unit or Right, the issuance and delivery of such Unit Agreement or Unit upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Preferred Stock, Warrant, Unit or Right referred to in paragraph 1, paragraph 3, this paragraph 4, or paragraph 5 (as the case may be), such Unit Agreement will be a valid and binding obligation of the Company and the Units will be valid and binding obligations of the Company; and

5.
with respect to any Rights, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Rights, (b) the due authorization, execution and delivery of a Rights Agreement, (c) the shares of Common Stock or Preferred Stock, as the case may be, underlying such Rights have been deposited with the applicable rights agent, and (d) in the case of Rights issuable in exchange for or upon conversion or exercise of Preferred Stock, Warrant, Unit or other Right, the issuance and delivery of such Preferred Stock upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Preferred Stock, Warrant, Unit or Right referred to in paragraph 1, paragraph 3, paragraph 4, or this paragraph 5 (as the case may be), such Rights Agreement will be a valid and binding obligation of the Company and the Rights will be valid and binding obligations of the Company.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law, including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We bring your attention to the fact that Anslow & Jaclin, LLP and certain of the attorneys in this firm who have rendered, and will continue to render, legal services to the Company hold shares of Common Stock representing in the aggregate less than one percent of the Company’s Common Stock outstanding immediately prior to the filing of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Anslow & Jaclin, LLP
ANSLOW & JACLIN, LLP

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